AMENDMENT NO. 1 TO
                INVESTORS STOCKHOLDERS AGREEMENT


     AMENDMENT NO. 1 TO INVESTORS STOCKHOLDERS AGREEMENT, dated as of October 27, 1999 (this Amendment) to that certain Investors Stockholders Agreement dated as of February 4, 1998 (the Investors Stockholders Agreement), by and among CB CAPITAL INVESTORS, L.P., together with its Affiliated Successors (Chase), J.P. MORGAN INVESTMENT CORPORATION and SIXTY WALL STREET SBIC FUND, L.P. together with their Affiliated Successors (J.P. Morgan), PRIVATE EQUITY INVESTORS III, L.P., EQUITY-LINKED INVESTORS-II, TORONTO DOMINION CAPITAL (USA), INC., DAG-TRITON PCS, L.P., FIRST UNION CAPITAL PARTNERS, INC. and the investors listed on Schedule I to the Investors Stockholders Agreement (collectively, the Cash Equity Investors), Michael E. Kalogris, Steven R. Skinner and David D. Clark (the Management Stockholders).

     WHEREAS, in connection with the initial public offering of the Class A Common Stock of Triton PCS Holdings, Inc. (Triton), the Stockholders desire to amend the Investors Stockholders
Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the value and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein, except as otherwise defined herein, shall have the meanings given to such terms in the Investors Stockholders Agreement.

     2. Amendments. The following amendments are hereby made to the Investors Stockholders Agreement:

      (a) Section 2.1 is amended in its entirety to read as follows:

               2.1 Board of Directors. (a) Each of the Cash Equity Investors hereby agrees, so long as such Stockholder continues to hold any shares of Class C Preferred Stock or Common Stock, in exercising its rights under Section 3 of the Company Stockholder Agreement, that it will vote or cause to be voted all of the shares of its Class C Preferred Stock or Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the selection of directors, the election of directors and thereafter the continuation in office of the following persons as members of the Board of Directors as follows:

                    (i)  one (1) individual (the Chase Director)
               selected by Chase, in its sole discretion, to be nominated pursuant to Section 3.1(a) of the Company Stockholder Agreement; and

                    (ii) one (1) individual (who shall not be an
               Affiliate of Chase) (the Other Cash Equity
               Director) selected by holders of at least 66_% of the Common Stock Beneficially Owned by all of the other Cash Equity Investors (the Other Cash Equity Investors), to be nominated pursuant to Section 3.1(a) of the Company Stockholder Agreement.

               (b) Any nomination or designation of directors and the acceptance thereof pursuant to this Section 2.1 shall be evidenced in writing.

               (c) The rights set forth in clauses (a)(i) above with respect to Chase shall terminate if Chase owns less than 25% of the shares of Common Stock Beneficially Owned by Chase on February 4, 1998. Upon any termination of the rights set forth in clause
          (a)(i), such right(s) shall be exercisable in accordance with the Company Stockholder Agreement by the holders of a Majority in Interest of the Common Stock held by the Cash Equity Investors.

               (d) If the right of the Cash Equity Investors to nominate directors under the Company Stockholder Agreement is reduced to the right to nominate one director pursuant to Section 12.3(c) therein, such right shall be exercisable by either (i) Chase, or
          (ii) by the Other Cash Equity Investors, whichever Person (or group in the case of clause (ii)) holds a greater percentage of shares of Common Stock Beneficially Owned by the Cash Equity Investors at the time of the nomination right of the director.

     (b) Section 2.4 is amended in its entirety to read as follows:

               2.4  Board Committees.   If the Cash Equity
          Investors have the right to appoint a member of a committee of the Board of Directors pursuant to the Company Stockholder Agreement, and if the Cash Equity Investors have the right to nominate two of the Companys directors, such member shall be the director mutually selected by the Chase director and the Other Cash Equity Director.

     (c) A new Section 2.5 is hereby added to the Investors Stockholders Agreement and shall read in its entirety as follows:
               2.5  J.P. Morgan.   All references to, and
          calculations with respect to Common Stock Beneficially Owned by, the Cash Equity Investors in Sections 2.1 through 2.5 shall refer to all Cash Equity Investors other than J.P. Morgan.

     (d) Section 3.4(a) is amended in its entirety to read as follows:

               3.4 Drag-Along Rights. If at any time a group of Cash Equity Investors, which group shall include (i) in the event of a Full Company Stock Sale, holders of 66 2/3% or more of the Common Stock Beneficially Owned by the Cash Equity Investors (other than any Cash Equity Investor that has failed to satisfy its Unfunded Commitment which shall remain uncured at the time of such proposed sale), or (ii) in the event of a Partial Company Stock Sale, holders of 75% or more of the Common Stock Beneficially Owned by the Cash Equity Investors at the time of the proposed sale (other than any Cash Equity Investor that has failed to satisfy its Unfunded Commitment which shall remain uncured at the time of such proposed sale) (each member of such group, a Selling Investor), proposes in a single transaction or series of transactions a Full Company Stock Sale or a Partial Company Stock Sale involving a bona fide arms length transaction in which the same price per share shall be payable in respect of all shares of any class of the Common Stock Beneficially Owned, then, upon the written request of such Selling Investors, each other Cash Equity Investor shall be obligated to, and shall, if so requested by such third party (a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, up to all shares of Common Stock Beneficially Owned by them at the same price per share (irrespective of class) and on the same terms as are applicable to the Selling Investors, and
          (b) if approval of the transaction is required of the stockholders of the Company, vote his, her or its shares of Common Stock in favor thereof and, in the event such sale or transfer is in connection with a merger or consolidation, each Cash Equity Investor shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation. For the purpose of this Section 3.4, (i) a Full Company Stock Sale shall mean the Transfer of all of the then outstanding Company Stock (which Transfer may exclude any Company Stock Beneficially Owned by AT&T PCS), and (ii) a Partial Company Stock Sale shall mean any Transfer of Company Stock other than a Full Company Stock Sale.

     (e) Section 4(b) is amended by adding the following proviso to the end thereof:

          provided that J.P. Morgan shall be required, as a condition to its exercise of the option to pay any Default Amount, to convert the shares of Class A Common Stock that it Beneficially Owns into shares of Class B Common Stock.

     (f) Schedule II is amended in its entirety to read as set forth on Attachment A hereto.

     (g)  Schedule III is deleted in its entirety.

     3. No Implied Amendments. Except as herein amended, the Investors Stockholders Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Investors Stockholders Agreement to this Agreement, hereunder, hereof, herein or words of like import, and each reference to the Investors Stockholders Agreement in any other agreements, documents or instruments executed and delivered in connection with the Investors Stockholders Agreement, shall mean and be a reference to the Investors Stockholders Agreement, as amended by this Amendment.

     4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


  [signature page to Amendment No.1 to Investors Stockholders Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         CB CAPITAL PARTNERS, L.P.
                         By:  CB Capital Investors, Inc.,
                              its general partner


                         By: /S/ ________________________________
                              Name:
                              Title:


                         J.P. MORGAN INVESTMENT CORPORATION


                         By: /S/ ________________________________
                              Name:
                              Title:


                         SIXTY WALL STREET SBIC FUND, L.P.
                         By:  Sixty Wall Street SBIC Corporation,
                              its general partner


                         By: /S/________________________________
                              Name:
                              Title:



              [signatures continued on next page]



         [signature page to Amendment No.1 to Investors Stockholders
                           Agreement - continued]

                         PRIVATE EQUITY INVESTORS III, L.P.
                         By:  Rohit M. Desai Associates III,
                              L.L.C.,its general partner


                         By: /S/_______________________________
                              Name:
                              Title:


                         EQUITY-LINKED INVESTORS-II
                         By:  Rohit M. Desai Associates-II,
                              its general partner


                         By: /S/______________________________
                              Name:
                              Title:


                         TORONTO DOMINION CAPITAL (USA), INC.


                         By: /S/______________________________
                              Name:
                              Title:


                         DAG-TRITON PCS, L.P.
                         By:  Duff Ackerman Goodrich LLC,
                              its general partner


                         By: /S/______________________________
                              Name:
                              Title:


                    [signatures continued on next page]

       [signature page to Amendment No.1 to Investors Stockholders
                   Agreement - continued]


                         FIRST UNION CAPITAL PARTNERS, INC.


                         By: /S/_______________________________
                                 Name:
                                 Title:


                         ______________________________________
                         Michael E. Kalogris


                         ______________________________________
                         Steven R. Skinner


                         ______________________________________
                         David D. Clark

                          Attachment A

                                                      SCHEDULE II

                                                    Shares of
                                                     Class A
Stockholder                                       Common Stock
----------------------------------------       ------------------

CB Capital Investors, L.P.                         12,270,744

JP Morgan Investment Corporation                    2,456,109

Sixty Wall Street SBIC Fund, L.P.                     122,663

Private Equity Investors III, L.P.                  5,951,372

Equity-Linked Investors-II                          5,951,372

Toronto Dominion Capital (U.S.A.) Inc.              2,975,698

First Union Capital Partners, Inc.                  4,079,877

DAG-Triton PCS, L.P.                                1,858,127

Michael E. Kalogris                                 2,628,875

Steven R. Skinner                                   1,942,906

David D. Clark                                        349,541


J.P. Morgan Investment Corporation also owns 7,820,268 shares of
Tritons Class B Non-Voting Common Stock.

Sixty Wall Street SBIC Fund, L.P. also owns 390,559 shares of
Tritons Class B Non-Voting Common Stock.